Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of SmartFinancial, Inc. of our report dated March 30, 2016, with respect to the consolidated financial statements of SmartFinancial, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2015:

•	Registration Statement on Form S-3 (No. 333-208700)
•	Registration Statement on Form S-8 POS (No. 333-203449)
•	Registration Statement on Form S-8 (No. 333-208819)
•	Registration Statement on Form S-8 (No. 333-131006)
•	Registration Statement on Form S-8 (No. 333-113314)

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC

Chattanooga, Tennessee

March 30, 2016